UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
Not Applicable
(Former Name or Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On June 30, 2006, Asyst Technologies, Inc. received a letter from the NASDAQ Listing Qualifications Department indicating that, because of the company’s previously announced delay in timely filing its Annual Report on Form 10-K for its fiscal year ended March 31, 2006, Asyst is not in compliance with the filing requirements for continued listing on NASDAQ as set forth in NASDAQ Marketplace Rule 4310(c)(14). As a result, Asyst’s common shares are subject to delisting from the NASDAQ Global Market (previously named the NASDAQ National Market).
Asyst has made a request for a hearing before a NASDAQ Listings Qualifications Panel to address the filing delay. As indicated in the NASDAQ letter referenced above, the company’s timely request for a hearing will postpone a de-listing of the company’s common stock pending the hearing and the Panel’s decision. Asyst hopes to remedy its filing delay before NASDAQ effects the delisting of Asyst’s common shares, but Asyst cannot assure that the Panel will grant a request for continued listing.
Asyst previously reported, in a Form 8-K under Item 3.01(b) filed on June 28, 2006, that Asyst initially gave notice of the late 10-K filing to NASDAQ on June 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: July 7, 2006	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel, and Secretary